CAPITAL STOCK ESCROW
                            AND DISPOSITION AGREEMENT


      CAPITAL STOCK ESCROW AND DISPOSITION AGREEMENT dated November 16, 2005 (the "Escrow Agreement"), by and among Medical Media Television, Inc., 8406 Benjamin Road, Suite C, Tampa, Florida 33634 ("Medical Media"); AFMN, Inc., 6601 Center Drive West, Suite 521, Los Angeles, California 90045 ("AFMN"); Philip Cohen, an individual with a mailing address of 8406 Benjamin Road, Suite C, Tampa, Florida 33634 ("Cohen") solely as to Section 6; and the law firm of Bush Ross, P.A., 220 South Franklin Street, Tampa, Florida 33602 (the "Escrow Agent"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Merger Agreement (as defined below).

                                    Recitals

      WHEREAS, Medical Media and AFMN have executed that certain Merger Agreement dated May 11, 2005, as amended by that certain First Amendment to Merger Agreement of even date herewith (as amended, the "Merger Agreement") pursuant to which Medical Media shall acquire one hundred percent (100%) of the capital stock of Target Company in exchange for 19,415,626 shares of Medical Media's common stock;

      WHEREAS, pursuant to Section 4.1 of the Merger Agreement, the Medical Media Shares issued in the name of AFMN (the "Escrowed Shares") have been delivered to and deposited with the Escrow Agent to be held and disbursed in accordance with the terms and conditions set forth in this Escrow Agreement;

      WHEREAS, AFMN has, in turn, delivered to the Escrow Agent a list of the shareholders of record of AFMN as of the Effective Date and the number of Medical Media Shares each shareholder is to receive (the "Distribution Instructions") along with a stock power and corporate resolution duly executed by AFMN and in form sufficient to cause a transfer/distribution of the Escrowed Shares if properly presented to Medical Media's stock transfer agent; and

      WHEREAS, the Escrow Agent has agreed to serve as escrow agent and to hold the Escrowed Shares in accordance with the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties, intending to be bound legally, agree as follows:

      1. Establishment of Escrow. Simultaneously with the execution of this Escrow Agreement, Medical Media shall deliver the Escrowed Shares and AFMN shall deliver the Distribution Instructions to the Escrow Agent to be held and disbursed by the Escrow Agent as hereinafter set forth. All dividends and other distributions, if any, (collectively, the "Earnings") with respect to the Escrowed Shares earned while the Escrowed Shares are in escrow pursuant to this Escrow Agreement shall also be held in escrow pursuant to the terms of this Escrow Agreement and distributed with the Escrowed Shares as set forth herein.

      2. Receipt. The Escrow Agent hereby acknowledges receipt of and accepts the Escrowed Shares and the Distribution Instructions in escrow and agrees to hold and keep same in accordance with the terms and conditions hereof.

      3. Earnings, Ownership for Tax Purposes. All Earnings on the Escrowed Shares shall be allocated and distributed upon distribution of the Escrowed Shares as provided for under Section 4 of this Escrow Agreement. For purposes of U.S. federal and other taxes based on income, if any, the party to whom the Escrowed Shares are distributed will be treated as the owner of the Escrowed Shares and will report all income, if any, that is earned on, or derived from, the Escrowed Shares as its income, in the taxable year or years in which such income is properly includible and pay any taxes attributed thereto as may be required by law.

      4. Distribution of the Escrowed Shares; Termination. The Escrowed Shares shall be held in escrow by the Escrow Agent until the earlier to occur of:

      a. Delivery to the Escrow Agent of the mutual written consent thereto, signed by Medical Media and AFMN, which shall, to be effective, include direction as to whom the Escrow Agent shall deliver the Escrowed Shares.

      b. Upon delivery to the Escrow Agent of written evidence, executed by Medical Media and AFMN, in form satisfactory to the Escrow Agent, that the Escrowed Shares have been registered under an effective registration statement filed with the Securities and Exchange Commission, the Escrow Agent shall deliver the Escrowed Shares to Medical Media's transfer agent for transfer and distribution in accordance with the Distribution Instructions.

      5. Rights and Limitations Upon Duty of Escrow Agent: The Escrow Agent:

      a. shall not be responsible in any manner for the validity, correctness or sufficiency of any document or instrument received by or made available to it, in its capacity as Escrow Agent hereunder; nor for the status or failure of any investment into which subscription deposits have been placed with the approval of the remaining parties.

      b. shall be entitled to act upon any written certificate, statement, notice, demand, request, consent, agreement or other instrument whatever, not only in reliance upon its due execution and the validity and effectiveness of its provisions, but also as to the accuracy and completeness of any information therein contained, which the Escrow Agent shall in good faith believe to be genuine and to have been signed or presented by any authorized person.

      c. shall be entitled to request and receive from any party hereto such documents in addition to those provided for herein as the Escrow Agent may deem necessary to resolve any questions of fact involved in the administration of its duties hereunder.

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

      d. may, at the expense of the remaining parties, consult independent counsel of its choice in respect to any question relating to its duties or responsibilities under this Agreement, and shall not be liable for any action taken or omitted in good faith on advice of such counsel.

      e. shall be under no obligation to advance any monetary sum in connection with the maintenance or administration of this Escrow Agreement, to institute or defend any action, suit or legal proceeding in connection herewith, or to take any other action likely to involve the Escrow Agent in expense, unless first indemnified by the remaining parties to the Escrow Agent's satisfaction.

      f. shall not be bound by any amendment to this Escrow Agreement or by any other such amendment or agreement unless the same shall have been executed by the Escrow Agent.

      g. shall have only such duties and responsibilities as are expressly set forth in this agreement, together with a general fiduciary duty of reasonable diligence in the performance of its obligations hereunder.

      h. may resign and be discharged from its duties hereunder at any time by furnishing notice of such intended resignation to the remaining parties, specifying a date when such resignation shall take effect (which date shall be no fewer than 15 days after the date of mailing or other delivery of such notice) and furnishing to the remaining parties, on or prior to such date, a final accounting of all financial activity within the escrow account from the date of the Escrow Agent's appointment until the date of such resignation (the "Accounting"). Upon receipt of such notice, the remaining parties shall appoint a successor escrow agent, such successor to become Escrow Agent hereunder upon the resignation date specified in the subject notice or, if later, upon the Escrow Agent's presentation of the Accounting. If the remaining parties are unable to agree upon the identity of a successor escrow agent within 15 days after the date of such notice, the Escrow Agent shall be entitled to appoint its own successor and shall continue to act in its fiduciary capacity until its successor accepts the escrow by notice to the parties hereto and takes possession of the Escrowed Shares. If the Escrow Agent is unable, despite the use of its best efforts, to obtain the services of a successor, it may petition a court of competent jurisdiction for an appointment effecting such an appointment or providing another remedy, and, pending entry, may deposit the Escrowed Shares then within its possession in the registry of the court, together with the Accounting (prepared, in such event, through the end of the business day immediately preceding such a deposit). The remaining parties may at any time agree to substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting.

      i. shall be indemnified and held harmless by the remaining parties against any and all liabilities incurred by it hereunder (including all costs, expenses and fees incurred in defending any legal action or administrative proceeding or in resisting any claim), except for those resulting from its own willful misconduct or gross negligence.

      j. shall have a lien upon the Escrowed Shares in an amount sufficient to secure all liabilities, expenses, fees, costs or charges paid, incurred or earned by it arising out of or resulting from this escrow arrangement, and the right, superior to all duties imposed upon it under this Agreement, to retain possession of the Escrowed Shares pending satisfaction of all such amounts.

      k. may, if it becomes uncertain concerning its rights and responsibilities with respect to the escrow or receives instructions with respect to the Escrowed Shares that it believes to be in conflict with this Escrow Agreement or is advised that a dispute has arisen with respect to the Escrowed Shares, without liability refrain from taking any action other than to use its best efforts to safeguard the Escrowed Shares until it is directed otherwise in a writing signed by the remaining parties or by an order of a court of competent jurisdiction. The Escrow Agent is not obligated to institute or defend any legal proceedings, although it may, in its sole discretion and at the remaining parties' expense, institute or defend such proceedings (including proceedings seeking a declaratory judgment), join interested parties and deposit the Escrowed Shares in the registry of the court.

      6. Voting of Escrowed Shares. Until the termination of this Escrow Agreement, Cohen shall have the right to exercise, in person or by his nominees or proxies, all stockholders' voting rights and powers in respect of the Escrowed Shares deposited hereunder, and to take part in or consent to any corporate or stockholders' action of any kind whatsoever. The right to vote provided hereunder shall include the right to vote for the election of directors, and in favor of or against any resolution or proposed action of any character whatsoever, which may be presented at any meeting or require the consent of stockholders of Medical Media. To facilitate the same, AFMN shall deliver an irrevocable proxy to Cohen in the form attached hereto as Exhibit A.

      7. Termination. This Escrow Agreement shall terminate upon the distribution of the Escrowed Shares and the Earnings, if any, in accordance with
Section 4 of this Escrow Agreement, or upon mutual written agreement of the parties hereto, and the Escrow Agent shall thereafter be released and relieved of all liability and responsibility.

      8. Miscellaneous.

      (a) This Escrow Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to the conflicts of laws provisions thereof.

      (b) This Escrow Agreement may be executed in one or more counterparts, all of which when taken together shall comprise one instrument. Facsimile signatures shall constitute original signatures for all purposes of this Escrow Agreement.

      (c) AFMN acknowledges that the Escrow Agent has served and may continue to serve as counsel to Medical Media and certain of its affiliates and principals with respect to the transaction contemplated by the Merger Agreement and in other matters. Accordingly, assuming that the Escrow Agent has not engaged in gross negligence, willful misconduct, bad faith or fraud in the due performance of its duties hereunder, Medical Media and AFMN hereby waives any conflict or potential conflict that may exist by virtue of the Escrow Agent's serving hereunder, and agrees that the actions of the Escrow Agent hereunder are ministerial in nature and that, for the convenience of the Parties, the Escrow Agent has agreed to serve hereunder.


                         [Signatures on following page]

                                  MEDICAL MEDIA TELEVISION, INC.


                                  By:  /s/ Philip M. Cohen
                                       ---------------------------------------
                                           Philip M. Cohen, President



                                  AFMN, INC.


                                  By:  /s/ Charles V. Richardson
                                       ---------------------------------------
                                           Charles V. Richardson, President



                                  /s/ Philip Cohen
                                  --------------------------------------------
                                  Philip Cohen, solely as to Section 6



                                  BUSH ROSS, P.A., as Escrow Agent

                                  By: /s/ John N. Giordano
                                      ----------------------------------------
                                          John N. Giordano, Shareholder






                      [Signature page to Escrow Agreement]

                     IRREVOCABLE POWER OF ATTORNEY AND PROXY


      Reference is made to that certain Escrow Agreement (the "Escrow Agreement") of even date herewith by and among Medical Media Television, Inc., 8406 Benjamin Road, Suite C, Tampa, Florida 33634 ("Medical Media"); AFMN, Inc., 6601 Center Drive West, Suite 521, Los Angeles, California 90045 ("AFMN"); Philip Cohen, an individual with a mailing address of 8406 Benjamin Road, Suite C, Tampa, Florida 33634 ("Cohen"); and the law firm of Bush Ross, P.A., 220 South Franklin Street, Tampa, Florida 33602 (the "Escrow Agent"), pursuant to which AFMN has agreed that all voting and consensual rights with respect to the Escrowed Shares shall vest with Cohen until the termination of the Escrow Agreement. Defined terms used herein which are not otherwise defined shall have the meaning set forth in the Escrow Agreement.

      AFMN hereby irrevocably and for the express term stated herein, makes, constitutes and appoints as its true and lawful attorney-in-fact and proxy, Cohen, with full power of substitution, to represent AFMN or any assignee thereof at all regular and special meetings of Medical Media, or any adjournment(s) thereof, and to vote the Escrowed Shares which are owned of record by AFMN as of the date of this proxy for any and all purposes. This power of attorney and proxy shall expire upon termination of the Escrow Agreement.

      All acts performed by AFMN's attorney-in-fact pursuant to the authority herein granted shall have the same effect on and shall inure to the benefit of and bind AFMN, its heirs, devisees, personal representatives and assigns as though each such act was performed by AFMN; and no person dealing with AFMN's named attorney-in-fact and proxy shall be required to determine whether the powers herein granted have been modified or terminated.

      AFMN confirms and acknowledges that this power of attorney and proxy is irrevocable and is coupled with an interest and has been granted under and is subject to the provisions of Section 607.0722 of Florida Statutes. AFMN further ratifies and confirms all that its named attorney, or its substitute, shall lawfully do or cause to be done by virtue of this authorization.


         This document was executed on November 16, 2005.


                              AFMN, INC., a Delaware limited liability company

                              By:/s/ Charles V. Richardson
                                 -----------------------------------------------
                                     Charles V. Richardson, President